Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

July 27, 2018

Media Contact:	Investor Contact:
Melanie Erdmann	Chris Liddle
Corporate Communications	Investor Relations
Phone: 503-464-8790	Phone: 503-464-7458

Portland General Electric announces second quarter 2018 results

•	Settlement of Carty Generating Station litigation allows for full offset of incremental construction costs

•	Increasing guidance from $2.10-$2.25 to $2.25-$2.40 per diluted share

•	SP Global upgraded PGE’s issuer credit rating from BBB to BBB+

PORTLAND, Ore. - Portland General Electric Company (NYSE: POR) today reported net income of $46 million, or 51 cents per diluted share, for the second quarter of 2018. This compares with net income of $32 million, or 36 cents per diluted share, for the second quarter of 2017.

“I’m pleased to put the Carty litigation behind us and recognize the increase in our credit ratings,” said Maria Pope, president and CEO. “In addition, we’re making progress in bringing customers new renewable resources and programs, including our renewable RFP and green tariff.”

Q2 2018 earnings compared with Q2 2017 earnings

Lower natural gas prices and reduced plant maintenance expenses drove the increase in second quarter earnings per diluted share for 2018 in comparison with second quarter of 2017. Additionally, a decrease in distribution-related expenses due to the absence of major storms in 2018 and an increase in production tax credits was partially offset by gross margin due to temperatures that were warmer than prior year as well as increased administrative expenses.

Company update

Carty Generating Station

On July 16, 2018, PGE entered into a settlement with the other parties to resolve all claims relating to Carty construction between PGE and each of the Abeinsa EPC LLC; Abener Construction Services, LLC; Teyma Construction USA, LLC; and Abeinsa Abener Teyma General Partnership (collectively, the Contractor); Abengoa S.A., Liberty Mutual Insurance Company and Zurich American Insurance Company (together, the Sureties). Under the terms of the settlement, (i) the Sureties have paid $130 million to PGE, and (ii) the Contractor, Abengoa S.A., and the Sureties have released all claims against PGE arising out of the Carty construction, and in return, PGE has released all such claims against the Contractor, Abengoa S.A., and the Sureties.

2019 General Rate Case

On February 15, 2018 the 2019 General Rate Case was filed, and parties are currently in the testimony phase. Several settlement discussions have been held with parties and have resulted in agreement on all power-cost related matters as well as some non-power-cost items, such as cost of capital. Stipulations regarding these agreements are in progress and will become available in the coming weeks.

PGE filed reply testimony on the remaining items on July 13, 2018, and held additional settlement discussions on July 23, 2018. A final order is expected from the Oregon Public Utility Commission (OPUC) by the end of the year, with a price change effective January 1, 2019.

Renewable Request for Proposal (RFP)

PGE issued an RFP on May 22, 2018 for the 100 average megawatts of renewable resources needed as identified in its 2016 Integrated Resource Plan. All submissions were due on June 15, 2018. As planned, PGE submitted a self-build benchmark proposal for a greenfield wind project. The bids are currently under review with oversight from an independent third-party evaluator appointed by the OPUC to ensure that all bids are evaluated consistently and impartially. A shortlist will be established and submitted to the OPUC in October with final contract execution expected by December 31, 2018.

Second quarter operating results

Earnings Reconciliation of Q2 2017 to Q2 2018
(in $millions, except EPS)	Pre-Tax Income	Net Income*	Diluted EPS **
Reported Q2 2017	$42	$32	$0.36
Revenue
Electric retail price change	8	6	0.06
Electric retail volume change	(6)	(4)	(0.05)
Change in decoupling deferral	(4)	(3)	(0.03)
Electric wholesale price and volume change	6	4	0.05
Other Items	(4)	(3)	(0.03)
Change in Revenue	—	—	—

Power Cost
Change in average power cost	21	15	0.17
Change purchased power and generation	(7)	(5)	(0.06)
Change in Power Costs	14	10	0.11

O&M
Generation, transmission, distribution	10	7	0.08
Administrative and general	(5)	(4)	(0.04)
Change in O&M	5	3	0.04

Other Items
Depreciation and amortization	(7)	(5)	(0.05)
Other Items	(2)	(1)	(0.02)
Adjustment for effective vs statutory tax rate		7	0.07
Change in Other Items	(9)	1	—
Reported Q2 2018	$52	$46	$0.51
* After tax adjustments based on PGE’s statutory tax rate of 27.5%
** Some values may not foot due to rounding

The following table indicates the number of heating and cooling degree-days for the three months ended June 30, 2018 and 2017, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days			Cooling Degree-days
	2018	2017	Avg.	2018	2017	Avg.
April	338	421	373	9	—	2
May	89	196	204	34	41	19
June	44	69	79	73	88	64
Totals	471	686	656	116	129	85
(Decrease)/increase from the 15-year average	(28)%	5%		36%	52%

2018 earnings guidance

PGE is revising its 2018 guidance from $2.10-$2.25 to $2.25-$2.40 per diluted share due to better-than-expected weather when initial guidance was launched and settlement of Carty litigation. The guidance is based on the following assumptions:

•	$0.12 per diluted share attributed to Carty settlement

•	Flat retail deliveries, weather-adjusted

•	Normal hydro conditions for the remainder of the year, based on the current hydro forecast

•	Wind generation for the remainder of the year, based on five years of historical levels or forecast studies when historical data is not available

•	Normal thermal plant operations for the remainder of the year

•	Depreciation and amortization expense between $365 and $385 million

•	Operating and maintenance costs between $565 and $585 million

Second Quarter 2018 earnings call and webcast — July 27, 2018

PGE will host a conference call with financial analysts and investors on Friday, July 27, 2018, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A replay of the call will be available beginning at 2 p.m. ET on Friday, July 27, 2018, through Friday, August 3, 2018.

Maria Pope, president and CEO; Jim Lobdell, senior vice president of Finance, CFO, and treasurer; and Chris Liddle, director, Investor Relations and Treasury, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, condensed consolidated balance sheets, and condensed consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # #

About Portland General Electric Company

Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon, serving approximately 883,000 customers in 51 cities. For more than 125 years, PGE has been delivering safe, affordable and reliable energy to Oregonians. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. With approximately 2,900 employees across the state, PGE is committed to helping its customers and the communities it serves build a clean energy future. For more information, visit PortlandGeneral.com/CleanVision.

Safe Harbor Statement
Statements in this news release that relate to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding earnings guidance; statements regarding future load, hydro conditions, wind conditions and operating and maintenance costs; statements concerning implementation of the company’s integrated resource plan; statements concerning future compliance with regulations limiting emissions from generation facilities and the costs to achieve such compliance; as well as other statements containing words such as “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including reductions in demand for electricity and the sale of excess energy during periods of low wholesale market prices; operational risks relating to the company’s generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects which could result in the company’s inability to recover project costs; the outcome of various legal and regulatory proceedings; and general economic and financial market conditions. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this news release are based on information available to the Company on the date hereof and such statements speak only as of the date hereof. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties listed in the company’s most recent annual report on form 10-K and the Company’s reports on forms 8-K and 10-Q filed with the United States Securities and Exchange Commission, including management’s discussion and analysis of financial condition and results of operations and the risks described therein from time to time.
POR-F
Source: Portland General Electric Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Revenues, net	$449	$449	$944	$979
Alternative revenue programs, net of amortization	—	—	(2)	—
Total revenues	449	449	942	979
Operating expenses:
Purchased power and fuel	104	118	234	259
Generation, transmission and distribution	71	81	140	162
Administrative and other	70	64	139	131
Depreciation and amortization	93	86	185	170
Taxes other than income taxes	31	31	64	64
Total operating expenses	369	380	762	786
Income from operations	80	69	180	193
Interest expense, net	31	30	62	60
Other income:
Allowance for equity funds used during construction	2	3	6	5
Miscellaneous income (expense), net	1	—	—	—
Other income, net	3	3	6	5
Income before income tax expense	52	42	124	138
Income tax expense	6	10	14	33
Net income	46	32	110	105
Other comprehensive income	—	1	—	—
Comprehensive income	$46	$33	$110	$105

Weighted-average shares outstanding—basic and diluted (in thousands)	89,215	89,063	89,188	89,033

Earnings per share—basic and diluted	$0.51	$0.36	$1.23	$1.18

Dividends declared per common share	$0.3625	$0.3400	$0.7025	$0.6600

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$48	$39
Accounts receivable, net	162	168
Unbilled revenues	86	106
Inventories	85	78
Regulatory assets—current	56	62
Other current assets	56	73
Total current assets	493	526
Electric utility plant, net	6,840	6,741
Regulatory assets—noncurrent	441	438
Nuclear decommissioning trust	42	42
Non-qualified benefit plan trust	38	37
Other noncurrent assets	55	54
Total assets	$7,909	$7,838

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	June 30, 2018	December 31, 2017
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$103	132
Liabilities from price risk management activities—current	51	59
Current Portion of long-term debt	300	—
Accrued expenses and other current liabilities	225	241
Total current liabilities	679	432
Long-term debt, net of current portion	2,126	2,426
Regulatory liabilities—noncurrent	1,348	1,288
Deferred income taxes	378	376
Unfunded status of pension and postretirement plans	280	284
Liabilities from price risk management activities—noncurrent	136	151
Asset retirement obligations	192	167
Non-qualified benefit plan liabilities	107	106
Other noncurrent liabilities	198	192
Total liabilities	5,444	5,422

Equity:
Portland General Electric Company shareholders’ equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of June 30, 2018 and December 31, 2017	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,238,206 and 89,114,265 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	1,208	1,207
Accumulated other comprehensive loss	(8)	(8)
Retained earnings	1,265	1,217
Total equity	2,465	2,416
Total liabilities and equity	$7,909	$7,838

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$110	$105
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	185	170
Deferred income taxes	6	20
Pension and other postretirement benefits	13	13
Allowance for equity funds used during construction	(6)	(5)
Decoupling mechanism deferrals, net of amortization	2	(15)
Deferral of net benefits due to Tax Reform	25	—
Other non-cash income and expenses, net	4	16
Changes in working capital:
Decrease in accounts receivable and unbilled revenues	26	55
(Increase) in inventories	(7)	—
Decrease in margin deposits, net	4	7
(Decrease) in accounts payable and accrued liabilities	(20)	(29)
Other working capital items, net	13	11
Other, net	(17)	(15)
Net cash provided by operating activities	338	333
Cash flows from investing activities:
Capital expenditures	(266)	(245)
Sales of Nuclear decommissioning trust securities	6	11
Purchases of Nuclear decommissioning trust securities	(5)	(9)
Other, net	—	(2)
Net cash used in investing activities	(265)	(245)
Cash flows from financing activities:
Dividends paid	(61)	(57)
Other	(3)	(4)
Net cash used in financing activities	(64)	(61)
Increase in cash and cash equivalents	9	27
Cash and cash equivalents, beginning of period	39	6
Cash and cash equivalents, end of period	$48	$33

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$58	$55
Cash paid for income taxes	10	13
Non-cash investing and financing activities
Assets obtained under leasing arrangements	12	55

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Three Months Ended June 30,
	2018		2017
Revenues (dollars in millions):
Retail:
Residential	$207	46%	$203	45%
Commercial	162	36	158	35
Industrial	39	9	49	11
Direct Access	13	3	9	2
Subtotal	421	94	419	93
Alternative revenue programs, net of amortization	—	—	—	—
Other accrued (deferred) revenues, net	(10)	(2)	1	—
Total retail revenues	411	92	420	93
Wholesale revenues	24	5	16	4
Other operating revenues	14	3	13	3
Total revenues	$449	100%	$449	100%

Energy deliveries (MWh in thousands):
Retail:
Residential	1,612	29%	1,626	31%
Commercial	1,654	30	1,655	32
Industrial	717	13	749	14
Subtotal	3,983	72	4,030	77
Direct access:
Commercial	159	3	160	3
Industrial	342	6	359	7
Subtotal	501	9	519	10
Total retail energy deliveries	4,484	81	4,549	87
Wholesale energy deliveries	1,041	19	673	13
Total energy deliveries	5,525	100%	5,222	100%

Average number of retail customers:
Residential	771,608	88%	761,443	88%
Commercial	108,939	12	107,620	12
Industrial	205	—	196	—
Direct access	596	—	572	—
Total	881,348	100%	869,831	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Three Months Ended June 30,
	2018		2017
Sources of energy (MWh in thousands):
Generation:
Thermal:
Natural gas	828	16%	237	5%
Coal	421	8	256	5
Total thermal	1,249	24	493	10
Hydro	395	8	528	11
Wind	613	11	504	10
Total generation	2,257	43%	1,525	31
Purchased power:
Term	2,384	45	2,815	57
Hydro	500	10	503	10
Wind	94	2	85	2
Total purchased power	2,978	57	3,403	69
Total system load	5,235	100%	4,928	100%
Less: wholesale sales	(1,041)		(673)
Retail load requirement	4,194		4,255